EXHIBIT 10.3
THIRD TIER SUBSEQUENT ASSIGNMENT
     FOR VALUE RECEIVED, WFS FINANCIAL 2005-3 OWNER TRUST, a Delaware statutory trust (the “Grantor”), hereby grants to the Indenture Trustee for the benefit of the Noteholders (the “Secured Party”) and the Swap Counterparty, subject to and in accordance with the provisions of the Indenture dated as of July 1, 2005 (the “Indenture”) by and between the Grantor and the Secured Party, all of the Grantor’s right, title and interest in, to, and under the Collateral, as described in the Granting Clause of the Indenture, of the Grantor in, to and under each Subsequent Contract listed on the Schedule of Contracts to this Third Tier Subsequent Assignment. The Grantor warrants to the Secured Party that the rights, titles and interests assigned hereby are not subject to any lien, claim or encumbrance. In order to protect the interest of the Secured Party, the Grantor hereby grants to the Secured Party a first priority security interest in all of the Grantor’s right, title and interest in, to and under the Subsequent Contracts, including all proceeds thereof to secure the repayment of such financing, all of the Grantor’s rights under the Second Tier Subsequent Assignment, dated as of the date hereof from WFS Receivables Corporation 3 (“WFSRC3”) to the Grantor, and agrees this Third Tier Subsequent Assignment shall constitute a security agreement under applicable law. All capitalized terms used in this Third Tier Subsequent Assignment and not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of July 1, 2005 (the “Sale and Servicing Agreement”) by and between the Grantor, WFSRC3, and WFS Financial Inc or in the Indenture, as the case may be. The Grantor hereby additionally represents and warrants to the Secured Party that all representations and warranties of the Grantor with respect to the Subsequent Contracts in Section 3.23 of the Indenture are true and correct as of the date hereof and on the Subsequent Transfer Date.
     Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Grantor, and in no event shall Chase Bank USA, National Association in its individual capacity or any beneficial owner of the Grantor have any liability for the representations, warranties, covenants, agreements, or other obligations of the Grantor hereunder, as to all of which recourse shall be had solely to the assets of the Grantor.
[Signature page follows]

Dated: August 17, 2005	WFS FINANCIAL 2005-3 OWNER TRUST
	By:	CHASE BANK USA,
NATIONAL ASSOCIATION,
Not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

Accepted:	DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:

SCHEDULE OF CONTRACTS
(Schedule of Contracts and terms of sale for Subsequent Contracts sold on August 17, 2005, the Subsequent Transfer Date)

Closing Date:	8/17/05
Number of Contracts Sold:	23,257
Aggregate Principal Balance of Contracts Sold:	$437,296,585.11
Purchase Price of Contracts Sold:	$437,296,585.11
List of Contracts sold attached as print-out or on Cd-Rom	CD-Rom